UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 2, 2022
Date of Report (Date of earliest event reported)

Red River Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-38888	72-1412058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1412 Centre Court Drive, Suite 501, Alexandria, Louisiana		71301
(Address of Principal Executive Offices)		(Zip Code)
(318) 561-5028
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RRBI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item. 8.01    Other Events.
On December 2, 2022, Bryon C. Salazar, Executive Vice President - Chief Lending Officer of Red River Bank (the “Bank”), a wholly-owned subsidiary of Red River Bancshares, Inc. (the “Company”) and Tammi R. Salazar, Executive Vice President - Chief Operating Officer of the Bank, entered into pre-arranged stock trading plans (the “Plans”) in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies with respect to insider trading, to sell a limited amount of the Company’s common stock for tax, estate, and family planning purposes and to provide asset diversification. Mr. and Mrs. Salazar collectively own 71,039 shares of the Company’s common stock. The maximum aggregate number of shares of the Company’s common stock that may be sold pursuant to the Plans is 30,114 shares. Sales under the Plans may begin on January 1, 2023, and will terminate no later than December 31, 2023, unless terminated sooner in accordance with the terms of the Plans.

Transactions made under the Plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of officers of the Company or the Bank, nor to report modifications or terminations of the Plans or the 10b5-1 plan of any other individual.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Dated: December 7, 2022

RED RIVER BANCSHARES, INC.

By:	/s/ Amanda W. Barnett
Amanda W. Barnett
Senior Vice President, General Counsel, and Corporate Secretary